EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in:
Registration Statement No. 333-237324 on Form S-3;
Registration Statement No. 333-184620 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2012 Incentive Equity Plan;
Registration Statement No. 333-197687 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan;
Registration Statement No. 333-197688 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2014 Nonemployee Directors’ Compensation Plan;
Registration Statement No. 333-204369 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2015 Equity and Incentive Compensation Plan;
Registration Statement No. 333-210954 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2014 Nonemployee Directors’ Compensation Plan;
Registration Statement No. 333-217506 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2015 Equity and Incentive Compensation Plan;
Registration Statement No. 333-237144 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2015 Equity and Incentive Compensation Plan;
Registration Statement No. 333-255571 on Form S-8 pertaining to the Cleveland-Cliffs Inc. 2021 Nonemployee Directors’ Compensation Plan; and
Registration Statement No. 333-255572 on Form S-8 pertaining to the Cleveland-Cliffs Inc. 2021 Equity and Incentive Compensation Plan
of our reports dated February 14, 2023, relating to the financial statements of Cleveland-Cliffs Inc. and the effectiveness of Cleveland-Cliffs Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ DELOITTE & TOUCHE LLP
Cleveland, Ohio
February 14, 2023